                                 Exhibit 99-B.8.3

                     FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement made and entered into in June 1998, by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), A I M Distributors, Inc., and Aetna Life Insurance and Annuity Company, the parties do hereby agree to amend the last clause of the first paragraph as follows:

     and Aetna Investment Services, Inc., a registered broker-dealer, the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on November 17, 2000.

                                            AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ Nancy L. Martin                By:    /s/ Robert H. Graham
       -------------------------                  -----------------------
Name:  Nancy L. Martin                      Name:  Robert H. Graham
Title: Assistant Secretary                  Title: President


                                            A I M DISTRIBUTORS, INC.

Attest:  /s/ Nancy L. Martin               By:     /s/ Michael J. Cemo
       --------------------------                 -----------------------
Name:  Nancy L. Martin                      Name:  Michael J. Cemo
Title: Assistant Secretary                  Title: President

                                            AETNA LIFE INSURANCE AND ANNUITY
                                            COMPANY, on behalf of itself and
                                            its separate accounts

Attest:  /s/ Lena A. Rabbitt                By:    /s/ Laurie M. Tillinghast
       -------------------------                  --------------------------
Name:  Lena A. Rabbitt                      Name:  Laurie Tillinghast
Title: Asst. Corporate Secretary            Title: Vice President

                                            AETNA INVESTMENT SERVICES, INC,
                                            as Principal Underwriter (now known
                                            as AETNA INVESTMENT SERVICES, LLC)

Attest:  /s/ John F. Todd                   By:    /s/ Maureen M. Gillis
       ------------------------                  ---------------------------

Name:  John F. Todd                         Name:  Maureen Gillis
Title: Corporate Secretary                  Title: President

                                        2